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                              Exhibit 15

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

We are aware that Vertex Pharmaceuticals Incorporated has incorporated, by reference, our report dated April 22, 1997 (issued pursuant to the provisions of Statement on Auditing Standards No. 71) in its Registration Statement on Form S-8 to be filed on or about May 13, 1997. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.

                          /s/ Coopers & Lybrand L.L.P.

Boston MA
May 13, 1997



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